UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 12, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On November 12, 2014, Extreme Networks held its annual meeting of stockholders (the “Annual Meeting”).

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting:

Proposal 1 - Election of seven directors for a one-year term:

	For	Withheld	Broker Non-Votes
Edward B. Meyercord III	62,293,408	594,656	22,875,118
Charles W. Berger	62,366,890	521,174	22,875,118
Charles Carinalli	62,024,559	863,505	22,875,118
Edward H. Kennedy	62,544,390	343,674	22,875,118
John H. Kispert	61,877,965	1,010,099	22,875,118
Randi Paikoff-Feigin	62,538,569	349,495	22,875,118
John Charles Shoemaker	62,301,286	586,778	22,875,118

Proposal 2 - Non-binding advisory vote on executive compensation:

	For	Against	Abstain	Broker Non-Votes
Votes	57,773,445	1,453,415	3,661,204	22,875,118

Proposal 3 - Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks' independent auditors for the fiscal year ending June 30, 2015:

	For	Against	Abstain
Votes	81,513,947	630,061	3,619,174

Proposal 4 - To ratify the extension of the term of the Amended and Restated Shareholder Rights Plan to May 31, 2015:

	For	Against	Abstain	Broker Non-Votes
Votes	51,481,732	8,005,570	3,400,762	22,875,118

Proposal 5 - To approve the adoption of the Extreme Networks, In. 2014 Employee Stock Purchase Plan and to authorize and aggregate of 12 million share issuable under the plan:

	For	Against	Abstain	Broker Non-Votes
Votes	55,722,072	3,826,566	3,339,426	22,875,118

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2014

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary